UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 25, 2020
Frontier Communications Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)
(203) 614-5600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Closing of Notes Offering

On November 25, 2020, Frontier Communications Corporation (“Frontier” or the “Company”) issued $1.55 billion aggregate principal amount of 5.000% First Lien Secured Notes due 2028 (the “First Lien Notes”) and $1.00 billion aggregate principal amount of 6.750% Second Lien Secured Notes due 2029 (the “Second Lien Notes” and, together with the First Lien Notes, the “Notes”). The First Lien Notes were issued pursuant to an indenture, dated as of November 25, 2020 (the “First Lien Indenture”), by and among Frontier, the guarantors party thereto, the grantor party thereto, JPMorgan Chase Bank N.A., as collateral agent and Wilmington Trust, National Association, a national banking association, as trustee. The Second Lien Notes were issued pursuant to an indenture, dated as of November 25, 2020 (the “Second Lien Indenture” and, together with the First Lien Indenture, the “Indentures” and each an “Indenture”), by and among Frontier, the guarantors party thereto, the grantor party thereto and Wilmington Trust, National Association, as trustee and as collateral agent. The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act, at a purchase price equal to 100% of the principal amount thereof.

Prior to the conversion date, the First Lien Notes are super-priority obligations secured by a first-priority lien, subject to permitted liens, on a super-priority basis by all the assets that secure Frontier’s obligations under its DIP Term Loan Facility (as defined below) and under its senior secured super-priority debtor-in-possession revolving credit facility in an aggregate principal amount of $625 million (the “DIP Revolving Facility”), pursuant to the senior secured super-priority debtor-in-possession credit agreement, dated as of October 8, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “DIP Revolver Credit Agreement”), by and among Frontier, as the borrower, Goldman Sachs Bank USA, as administrative agent and collateral agent and each lender and issuing bank from time to time party thereto. From the conversion date, the First Lien Notes will be secured by a first-priority lien, subject to permitted liens, by all the assets that secure Frontier’s obligations under its senior secured credit facilities and existing first lien notes.

Prior to the conversion date, the Second Lien Notes are super-priority obligations secured by a second-priority lien, subject to permitted liens, on a super-priority basis by all the assets that secure Frontier’s obligations under its DIP Term Loan Facility and under its DIP Revolving Facility. From the conversion date, the Second Lien Notes will be secured by a second-priority lien, subject to permitted liens, by all the assets that secure Frontier’s obligations under its senior secured credit facilities and existing first lien notes.

The First Lien Notes will bear interest at a rate of 5.000% per annum and will mature on May 1, 2028. Interest on the First Lien Notes will be payable to holders of record semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 2021.

The Second Lien Notes will bear interest at a rate of 6.750% per annum and will mature on May 1, 2029. Interest on the Second Lien Notes will be payable to holders of record semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 2021.

Frontier may redeem the Notes at any time, in whole or in part, prior to their maturity. The redemption price for Notes redeemed before May 1, 2024 will be equal to 100% of the aggregate principal amount of such series being redeemed, together with any accrued and unpaid interest, if any, to, but not including, the redemption date, plus the applicable make-whole premium. The redemption price for First Lien Notes redeemed on or after May 1, 2024 will be equal to the redemption prices set forth in the First Lien Indenture, together with any accrued and unpaid interest to the redemption date, and the redemption price for Second Lien Notes redeemed on or after May 1, 2024 will be equal to the redemption prices set forth in the Second Lien Indenture, together with any accrued and unpaid interest to the redemption date. At any time before November 1, 2023, Frontier may redeem up to 40% of the First Lien Notes using the proceeds of certain equity offerings at a redemption price equal to 105.000% of the aggregate principal amount thereof, together with any accrued and unpaid interest, if any, to, but not including, the redemption date. At any time before November 1, 2023, Frontier may redeem up to 40% of the Second Lien Notes using the proceeds of certain equity offerings at a redemption price equal to 106.750% of the aggregate principal amount thereof, together with any accrued and unpaid interest, if any, to, but not including, the redemption date.

In the event of a change of control triggering event, each holder of Notes will have the right to require Frontier to purchase for cash such holder’s Notes at a purchase price equal to 101% of the principal amount of the applicable series of Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indentures contain customary negative covenants, subject to a number of important exceptions and qualifications, including, without limitation, covenants related to incurring additional debt and issuing preferred stock; incurring or creating liens; redeeming and/or prepaying certain debt; paying dividends on stock or repurchasing stock; making certain investments; engaging in specified sales of assets; entering into transactions with affiliates; and engaging in consolidation, mergers and acquisitions. Certain of these covenants will be suspended during such time, if any, that the First Lien Notes or the Second Lien Notes, as applicable, have investment grade ratings by at least two of Moody’s, S&P or Fitch. The Indentures also provide for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the applicable series of Notes to become or to be declared due and payable.

The Company used the proceeds from the offering of the Notes, together with the proceeds of the Incremental Term Loan Facility (as defined below), if any, and cash on hand, to (i) repay all outstanding borrowings under its prepetition term loan B-1 facility due 2024, (ii) repay in full the Company’s 8.500% Second Lien Secured Notes due 2026 issued under that certain indenture, dated as of March 19, 2018, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, as issuer, the guarantors party thereto, the grantor party thereto, Wilmington Savings Fund Society, FSB (as successor to the Bank of New York Mellon), as trustee and as collateral agent and (iii) pay related interest, fees and expenses.

The foregoing descriptions of each of the First Lien Indenture and the Second Lien Indenture are qualified in their entirety by reference to the full text of such Indenture, copies of which are filed as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

Entry into Incremental Term Loan Facility

On November 25, 2020, the Company entered into an incremental amendment (the “Incremental Term Loan Amendment”) by and among Frontier, as the borrower, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and each lender party thereto, which amends the credit agreement, dated as of October 8, 2020 (the “DIP to Exit Term Credit Agreement”). The Incremental Term Loan Amendment provides for an incremental senior secured super-priority debtor-in-possession term loan facility in an aggregate principal amount of $750 million (the “Incremental Term Loan Facility” and, together with the existing senior secured super-priority debtor-in-possession term loan facility with an aggregate principal amount of $500 million, the “DIP Term Loan Facility”).

The Incremental Term Loan Facility is secured by the same assets that secure the term loans under the DIP to Exit Term Credit Agreement.

The Incremental Term Loan Facility will have a maturity of the earlier of (x) the date that is twelve months after the original closing date of the DIP to Exit Term Credit Agreement and (y) the date of the substantial consummation of the Fifth Amended Plan of Reorganization of Frontier Communications Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, filed August 21, 2020, and confirmed on August 27, 2020, together with any amendments, supplements, or modifications thereto after the date hereof; provided that to the extent such substantial consummation has not occurred on or prior to the date referred to in the foregoing clause (x), primarily because any condition precedent set forth therein with respect to the procurement of regulatory approvals has not been satisfied (and other than any other conditions that by their nature can only be satisfied on the consummation date), the maturity date shall be extended by an additional six months; provided that if certain conditions have occurred, the maturity date shall be the seventh anniversary of the original closing date of the DIP to Exit Term Credit Agreement.

The determination of interest rates for the Incremental Term Loan Facility will be based on margins over the alternate base rate or over LIBOR, at the Company’s election. The interest rate with respect to any LIBOR loan is 4.75%, with a 1.00% LIBOR floor (or 3.75% for alternate base rate loans).

The Company used the proceeds from the Incremental Term Loan Facility, together with the proceeds of the Notes and cash on hand, to (i) repay all outstanding borrowings under its prepetition term loan B-1 facility due 2024, (ii) repay in full the Company’s Existing Second Lien Notes and (iii) pay related interest, fees and expenses.

The foregoing description of the Incremental Term Loan Facility is qualified in its entirety by reference to the full text of the Incremental Term Loan Amendment, a copy of which is filed with this report as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
4.1
Indenture, dated as of November 25, 2020, by and among Frontier Communications Corporation, the guarantors party thereto, the collateral grantor party thereto, JPMorgan Chase Bank N.A., as collateral agent and Wilmington Trust, National Association, a national banking association, as trustee, with respect to the 5.000% First Lien Secured Notes due 2028.

4.2
Indenture, dated as of November 25, 2020, by and among Frontier Communications Corporation, the guarantors party thereto, the collateral grantor party thereto and Wilmington Trust, National Association, a national banking association, as trustee and as collateral agent, with respect to the 6.750% Second Lien Secured Notes due 2029.

4.3	Form of 5.000% First Lien Secured Notes due 2028 (included in Exhibit 4.1 hereto).
4.4	Form of 6.750% Second Lien Secured Notes due 2029 (included in Exhibit 4.2 hereto).
10.1
Incremental Facility Amendment No. 1, dated as of November 25, 2020, by and among Frontier Communications Corporation, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and each lender party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: December 2, 2020	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Chief Transaction Officer